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                                                                     EXHIBIT 4.4

                       THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("AMENDMENT"), dated as of February 7, 1996, is entered into by and among ABM INDUSTRIES INCORPORATED (the "COMPANY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (the "AGENT"), and the several financial institutions from time to time party to the Credit Agreement (collectively, the "BANKS"; individually, a "BANK").

                                    RECITALS

     A. The Company, the Banks, and the Agent are parties to a Credit Agreement dated as of September 22, 1994 (as previously amended, the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks have extended to the Company a revolving credit facility including letters of credit.

     B. The Company has requested the Banks to amend the negative covenants set forth in Sections 8.4 and 8.5 of the Credit Agreement in order to permit the Company to receive a term loan from BofA in the original principal amount of $5,000,000 and to use certain proceeds of the term loan to purchase a partnership interest in a certain low-income housing partnership known as American Tax Credit Corporate Fund II, L.P.

     C. The Banks are willing to amend the Credit Agreement in order to permit the transactions described in Recital B above, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.  AMENDMENTS TO CREDIT AGREEMENT.

          (a) Section 8.4 of the Credit Agreement shall be amended by deleting the word "or" at the end of Section 8.4(c), by replacing the period at the end of Section 8.4(d) with a semicolon followed by the word "or," and by adding the following new Section 8.4(e):

               (e) the Company's purchase of a partnership interest in that certain low-income housing partnership known as American Tax Credit Corporate Fund II, L.P., PROVIDED that the total cost of such investment does not exceed $5,000,000.

          (b) Section 8.5 of the Credit Agreement shall be amended by deleting the word "and" at the end of Section 8.5(c), by replacing the period at the end of Section 8.5(d)

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     with a semicolon followed by the word "and," and by adding the following new Section 8.5(e):

                    (e) Indebtedness of the Company to BofA which does not exceed $5,000,000 and which is incurred primarily for the purpose of making the investment permitted under SECTION 8.4(E).

     3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. EFFECTIVE DATE. This Amendment will become effective as of February __, 1996 (the "EFFECTIVE DATE"), PROVIDED that each of the following conditions precedent is satisfied:

          (a) By no later than February __, 1996, the Agent has received from the Company and the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          (b) By no later than February __, 1996, the Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

          (c) All representations and warranties contained herein are true and correct as of the Effective Date.


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     5.  RESERVATION OF RIGHTS.  The Company acknowledges and agrees that neither the Agent's nor the Banks' willingness to enter into this Amendment, nor the execution and delivery by the Agent and the Banks of this Amendment, shall be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar amendments under similar circumstances in the future.

     6.  MISCELLANEOUS.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.


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          (f)  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


COMPANY:                          ABM INDUSTRIES INCORPORATED

                                  By:_\s\ David H. Hebble
                                  Title:_Vice President_

                                  By:_\s\ Douglas B. Bowlus
                                  Title:  Treasurer


AGENT:                            BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, as Agent

                                  By:_\s\ Christine Cordi_
                                  Title: Vice President

ISSUING BANK:                     BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, as
                                  Issuing Bank

                                  By:_\s\ Hagop V. Bouldoukian
                                  Title:   Vice President


BANKS:                            BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, as a
                                  Bank

                                  By: \s\ Hagop V. Bouldoukian
                                  Title:  Vice President



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                                  NATIONSBANK OF TEXAS, N.A.,
                                  as a Bank

                                  By: \s\ Brooke Berg
                                  Title:   Vice President


                                  UNITED STATES NATIONAL BANK
                                  OF OREGON, as a Bank

                                  By:_\s\ Timothy Miller
                                  Title:Commercial Account
                                             Officer


                                  SEATTLE-FIRST NATIONAL BANK,
                                  as a Bank

                                  By: \s\ Thomas W. Essig
                                  Title:  Assistant Vice
                                           President






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